UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On June 25, 2009, Accenture issued a press release announcing financial results for its third quarter of fiscal year 2009, which fiscal quarter ended on May 31, 2009.
     A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.
Non-GAAP Financial Information
     In the attached press release Accenture discloses the following non-GAAP financial measures:
•	Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the company’s liquidity.
•	Percentage changes in revenues before reimbursements (“net revenues”) on a local currency basis. Accenture’s management believes that information regarding changes in its net revenues that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its net revenues before reimbursements.
Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release of Accenture, dated June 25, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2009	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary